Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 17, 2019)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 30, 2019 of $7,272,200 (or $1.73 per share diluted) compared to net income of $6,960,400 (or $1.69 per share diluted) in 2018.

Brett D. Heffes, Chief Executive Officer, commented, “Our first quarter results were positively impacted by the performance of our franchisees, offset by lower activity in our leasing business.”

Winmark Corporation creates, supports and finances business. At March 30, 2019, there were 1,241 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 46 retail franchises have been awarded but are not open.  In addition, at March 30, 2019, the Company had a lease portfolio of  $35.1 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,066,800	$2,496,000
Restricted cash	65,000	80,000
Receivables, net	1,455,500	1,553,100
Net investment in leases - current	17,321,500	18,547,500
Income tax receivable	—	565,500
Inventories	113,800	107,600
Prepaid expenses	954,100	901,600
Total current assets	20,976,700	24,251,300

Net investment in leases – long-term	17,786,000	20,455,500
Property and equipment, net	908,800	866,200
Operating lease right of use asset	6,056,100	—
Goodwill	607,500	607,500
Other assets	496,700	482,600
	$46,831,800	$46,663,100

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	1,717,800	1,351,800
Income tax payable	1,664,700	—
Accrued liabilities	2,669,100	3,128,600
Discounted lease rentals	3,070,700	3,021,900
Deferred revenue	1,750,700	1,744,900
Total current liabilities	14,109,100	12,483,300
Long-Term Liabilities:
Line of credit	11,500,000	—
Notes payable, net	24,795,900	25,604,900
Discounted lease rentals	1,937,300	2,723,500
Deferred revenue	8,247,900	8,432,400
Operating lease liabilities	5,823,000	—
Other liabilities	764,800	1,079,200
Deferred income taxes	1,148,900	1,148,300
Total long-term liabilities	54,217,800	38,988,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,759,186 and 3,907,686 shares issued and outstanding	—	4,425,600
Retained earnings (accumulated deficit)	(21,495,100)	(9,234,100)
Total shareholders’ equity (deficit)	(21,495,100)	(4,808,500)
	$46,831,800	$46,663,100

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
REVENUE:
Royalties	$11,761,400	$11,049,000
Leasing income	5,155,300	5,528,800
Merchandise sales	611,000	776,900
Franchise fees	391,800	400,900
Other	411,700	405,400
Total revenue	18,331,200	18,161,000
COST OF MERCHANDISE SOLD	571,500	742,500
LEASING EXPENSE	698,700	554,900
PROVISION FOR CREDIT LOSSES	10,100	95,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,984,400	6,694,400
Income from operations	10,066,500	10,074,200
INTEREST EXPENSE	(442,200)	(743,800)
INTEREST AND OTHER EXPENSE	(300)	(1,000)
Income before income taxes	9,624,000	9,329,400
PROVISION FOR INCOME TAXES	(2,351,800)	(2,369,000)
NET INCOME	$7,272,200	$6,960,400
EARNINGS PER SHARE – BASIC	$1.86	$1.81
EARNINGS PER SHARE – DILUTED	$1.73	$1.69
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,906,895	3,847,312
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,198,454	4,124,573